Exhibit 99.1
Progress Software Corporation Financial Overview Industry and Financial Analyst Conference 2008 Bud Robertson Senior Vice President, Finance and Administration Chief Financial Officer

FY06 FY07 FY08 FY06 FY07 FY08 FY06 FY07 FY08 FY06 FY07 FY08 FY06 104 110 111 122 FY07 115 120 122 137 FY08 122 Q1 Q4 Q3 Q2 Progress Software Corporation Quarterly Revenue Growth: 11% 9% 12% 13% 6% 9% * Per Analysts Estimates obtained from First Call * 9% 12% 6% *

Progress Software Corporation Geographic Revenue Analysis Latin America North America EMEA Asia/Pacific %Revenue 6 42 46 6 % Revenue EMEA 46% Asia/Pacific 5% North America 43% Latin America 6% FY07 Latin America North America EMEA Asia/Pacific %Revenue 6 45 43 6 % Revenue EMEA 44% Asia/Pacific 5% North America 46% Latin America 5% FY06

FY06 FY07 FY08 FY06 FY07 FY08 FY06 FY07 FY08 FY06 FY07 FY08 FY06 0.3 0.34 0.37 0.35 FY07 0.37 0.41 0.44 0.54 FY08 0.41 Progress Software Corporation Non-GAAP Earnings Per Share** Growth: 15% (3%) 12% (8%) 23% 21% 19% Q1 Q4 Q3 Q2 54% 11% * * *Per Analysts Estimates obtained from First Call **Non-GAAP operating income excludes amortization of acquired intangibles, in-process research and development, other acquisition related expenses, stock-based compensation and tax benefit. See reconciliation to GAAP results on our Web site.

FY05 FY06 FY07 FY08 FY05 405 FY06 447 FY07 494 FY08 521 FY05 FY06 FY07 FY08 FY05 1.32 FY06 1.36 FY07 1.74 FY08 1.94 Total Annual Revenue Non-GAAP EPS** 10% Growth: 5% Growth: 29% * * *Per Analysts Estimates obtained from First Call **Non-GAAP operating income excludes amortization of acquired intangibles, in-process research and development, other acquisition related expenses, stock-based compensation and tax benefit. See reconciliation to GAAP results on our Web site. * 11% * Progress Software Corporation Annual Revenue and Non-GAAP EPS 10% 4%

Progress ObjectStore Sonic xxx %Revenue 95 0 5 Progress ObjectStore Sonic xxx %Revenue 95 0 5 Progress Software Corporation Product Line Growth Strategy OpenEdge EID DataDirect %Revenue 71 15 14 % Revenue FY07 % Revenue OpenEdge 95% Sonic 5% OpenEdge 68% DataDirect 15% FY02 SOA 17% Infrastructure $494M $273M

Progress Software Corporation 21% Growth 15-25% Growth Progress Enterprise Infrastructure FY07 FY08* $83M Revenue $95-104M Revenue 19% Growth 10-15% Growth DataDirect Technologies FY07 FY08* $74M Revenue $81 - 85M Revenue Progress OpenEdge $337M Revenue 6% Growth 1 - 3% Growth FY07 FY08* $340 - 345M Revenue *Per Company Guidance

Progress Software Corporation Balance Sheet ~ Recent Results Nov 30, 2007 Nov 30, 2006 Cash $340M $241M Long Term Debt $1.4M $1.7M DSO 62 61

Progress Software - Investment Profile SOA businesses maintain double digit growth, with increasing impact on overall growth Additional breakout opportunities in emerging markets for Apama and DataXtend SI Durable and very profitable franchises with OpenEdge and DataDirect Solid track record of consistent growth and profitability And... the financial resources to make it happen